AMENDMENT NO. 5 TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

     AMENDMENT NO. 5, dated as of May 30, 2001 (this "Amendment"), to the Existing Credit Agreement (as defined below), among EVERCOM, INC., a Delaware corporation (the "Borrower"), each of the Borrower's Subsidiaries (the "Consenting Obligors"), Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders, and the Lenders party hereto (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or as defined by reference in, Article I).

                                                    W I T N E S S E T H:


     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement, dated as of December 19, 1997 (as heretofore modified, the "Existing Credit Agreement", and as modified by this Amendment, the "Credit Agreement");

     WHEREAS, the Borrower desires to amend the Existing Credit Agreement as set forth herein; and

     WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below;

     NOW, THEREFORE, the parties hereto hereby agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Amendment" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Consenting Obligors" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Existing Credit Agreement" is defined in the first recital.

         "Fifth Amendment Effective Date" is defined in Section 4.1.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article II; except as so expressly amended, the Existing Credit Agreement shall continue in full force and effect.

     SECTION 2.1. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

     SECTION  2.1.1.  Section 1.1 of the  Existing  Credit  Agreement  is hereby
amended  by  inserting  the  following   definitions  in  such  Section  in  the
appropriate alphabetical sequence:

     "Amendment No. 5" means Amendment No. 5, dated as of May 30, 2001, to the Second Amended and Restated Credit Agreement, among the Borrower, the Administrative Agent and the Lenders party thereto, and consented to by the Consenting Obligors listed therein.

     "Fifth Amendment Effective Date" is defined in Section 4.1 of Amendment No. 5.

     "FortuneLinx" means FortuneLinx, Inc., a California corporation.

     "FortuneLinx Acquisition" means any acquisition of FortuneLinx or all or substantially all of its assets by the Borrower or any of its Subsidiaries.

     "New Equity Issuance" means the issuance and sale by the Borrower of its common stock (which may include warrants) to the Investors in exchange for net cash proceeds of at least $7,500,000 on terms and conditions set forth in the Rights Offering Documents or other terms satisfactory to the Required Lenders.

     "Rights Offering Documents" means the Subscription Agreement and each other agreement delivered to consummate the transaction contemplated thereunder.


     "Subscription Agreement" means a Subscription Agreement, sent to the Subscribers (as defined therein) from time to time prior to the Fifth Amendment Effective Date substantially in the form of the Subscription Agreement, dated as of April 26, 2001, from the Borrower and sent to each Subscriber (as defined therein).

     SECTION 2.1.2. Section 1.1 of the Existing Credit Agreement is hereby amended by (a) amending the definition of "Applicable Margin" appearing therein by adding 0.50% to each of the percentages set forth therein, and adding a proviso thereto stating that the Applicable Margin in effect on the Fifth Amendment Effective Date, as adjusted by the 0.50% described above, shall remain in effect until June 30, 2002, notwithstanding any decreases in the Total Debt to EBITDA Ratio;

     (b) amending and restating the definition of "EBITDA to Fixed Charges Ratio" to read in its entirety as follows:

          "EBITDA to Fixed Charges Ratio" means, as at the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the Rolling Period ended on the last day of such Fiscal Quarter to (b) (i) Debt Service for the Rolling Period ended on the last day of such Fiscal Quarter, plus (ii) Capital Expenditures made during the Rolling Period ended on the last day of such Fiscal Quarter, plus (iii) Taxes paid in cash or accrued during the Rolling Period ended on the last day of such Fiscal Quarter, plus (iv) the amount expended for Permitted Acquisitions for the Rolling Period ended on the last day of such Fiscal Quarter; provided however, that for each Rolling Period ending on or prior to December 31, 2001, clause (b) will be reduced by the amount of proceeds received by the Borrower from the New Equity Issuance.

          and (c) amending the definition of "Permitted Acquisition" by deleting the "and" at the end of clause (g) thereof, deleting the "." at the end of clause (h) thereof and replacing it with "; and" and adding a new clause
     (i) thereto to read as follows:

               (i) in the case of the FortuneLinx Acquisition, the Borrower shall not consummate the FortuneLinx Acquisition unless it has (x) provided additional information satisfactory to the Administrative Agent and theRequired Lenders relating to the FortuneLinx Acquisition, including information on the structure of the FortuneLinx Acquisition, on the cost of additional Capital Expenditures to be expended in connection with the acquisition and on the added value to the Borrower's existing business and (y) certified to the Administrative Agent and the Lenders that it has received at least $8,500,000 in net proceeds from the New Equity Issuance and applied such proceeds to repay outstanding Revolving Loans.

     SECTION 2.2. Amendments to Article III. Clause (f) of Section 3.1.1 of the Existing Credit Agreement is hereby amended by deleting the "or" following clause (i) and replacing it with a "," and inserting "or (iii) arise in connection with the New Equity Issuance, no prepayment of the Term Loans shall be required so long as the proceeds of the New Equity Issuance are used to repay outstanding Revolving Loans" following clause (ii) thereof.

     SECTION 2.3. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

     SECTION 2.3.1. New Sections 7.1.13 and 7.1.14 are hereby added to the Existing Credit Agreement, following Section 7.1.12, to read in their entireties as follows:

     SECTION 7.1.13 New Equity Issuance. The Borrower will, (a) prior to June 1, 2001, have received commitments from Investors sufficient to allow it to consummate the New Equity Issuance, (b) on or prior to June 1, 2001, have issued an irrevocable notice to its Investors participating in the New Equity Issuance to fund the New Equity Issuance, (c) by June 4, 2001, receive the full proceeds of the New Equity Issuance, (d) immediately upon receipt of the proceeds of the New Equity Issuance, use such proceeds to repay outstanding Revolving Loans and
(e) on or within 5 Business Days after the date of the receipt of proceeds from the New Equity Issuance, deliver (or cause to be delivered) to the Administrative Agent supplements to the Investor Pledge Agreement, duly executed and delivered by each Investor pledging all additional common or preferred stock (and any warrants issued in connection therewith) of the Borrower comprising the New Equity Issuance.

     SECTION 7.1.14 Blocked Account Agreements. The Borrower will cause customary blocked account agreements to be entered into among the Borrower, the financial institutions where the Borrower or any of its Subsidiaries maintain any accounts, and the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders as soon as possible but no later than December 15, 2001; provided that such documentation shall only become effective upon the occurrence and during the continuance of an Event of Default; provided, further however, that upon the occurrence of any Event of Default, if the Borrower has not entered into such blocked account agreements, it will do so immediately.

     SECTION 2.3.2. Clause (e) of Section 7.2.2 of the Existing Credit Agreement is hereby amended by deleting the "$2,500,000" appearing therein and replacing it with "$5,000,000".

     SECTION 2.3.3. Clause (b) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

          (b) the Senior Secured Debt to EBITDA Ratio at any time during any period set forth below to be greater than the ratio set forth opposite such period:


         Period                                  Senior Secured Debt
                                                 to EBITDA Ratio
         12/31/00 to (and
         including) 06/29/01                         2.50:1

         06/30/01 and thereafter                     1.75:1


     SECTION 2.3.4. Clause (e) of Section 7.2.4 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

     (e) EBITDA for any period set forth below to be less than the amount set forth opposite such period:

         Period                                       EBITDA

         Rolling Period ended 06/30/01               38,456,000
         Rolling Period ended 09/30/01               37,600,000
         Rolling Period ended 12/31/01               39,514,000
         Rolling Period ended 03/31/02               45,600,000
         Rolling Period ended 06/30/02               48,000,000
         Rolling Period ended 09/30/02               49,400,000
         Rolling Period ended 12/31/02               50,800,000

     SECTION 2.3.5. Clause (ii) of Section 7.2.16 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

          (ii) the Carry-Forward Amount may be used in any Fiscal Quarter; provided, however that no portion of any Carry-Forward Amount may be used in any Fiscal Quarter until the entire amount of the Capital Expenditures permitted to be made in such Fiscal Quarter as provided in clauses (a) and
     (b) above shall have been used and no portion of the Carry-Forward Amount may be carried over for more than the following Fiscal Year.

     SECTION 2.4. Amendments to Article VIII. Section 8.1.3 of Article VIII of the Existing Credit Agreement is hereby amended by inserting ", Section 7.1.13,
Section 7.1.14," immediately after "Section 7.1.11" therein.


                                   ARTICLE III
                       LIMITED WAIVERS TO CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, the limited waivers set forth below shall be granted with respect to the applicable provision of the Existing Credit Agreement; except as so expressly waived, the Existing Credit Agreement shall continue in full force and effect.

     SECTION 3.1. Limited Waiver of Section 7.1.1(b). The Lenders hereby waive the requirement that annual financial statements for the Borrower and its Subsidiaries audited without Impermissible Qualification for the Fiscal Year ended December 31, 2000 be delivered to the Administrative Agent and the Lenders by March 31, 2001, provided that such annual financial statements shall have been audited without Impermissible Qualification and delivered to the Administrative Agent for the account of the Lenders (with sufficient copies for each Lender) by June 1, 2001.

     SECTION 3.2. Limited Waiver of Section 7.2.4. The Lenders hereby waive compliance with clauses (d) and (e) of Section 7.2.4 of the Existing Credit Agreement, in each case, for the Fiscal Quarter ending (and only for the Fiscal Quarter ending) March 31, 2001.


                                   ARTICLE IV
                           CONDITIONS TO EFFECTIVENESS

     SECTION 4.1. Amendment Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 5", on the date (the "Fifth Amendment Effective Date") when all of the conditions set forth in this Section 4.1 have been satisfied.

     SECTION 4.1.1. Execution of Counterparts Representations; The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the Consenting Obligors and the Required Lenders, and the representations and warranties set forth in
Section 5.2 shall be true and correct.

     SECTION 4.1.2. Amendment Fee. The Administrative Agent shall have received for the account of each Lender that delivers a copy of its signature page by facsimile to Jason Kanner of Mayer, Brown & Platt (fax: 212-262-1910) prior to 2:30 p.m., New York time, on May 30, 2001, an amendment fee equal to 0.75% of the sum of (i) the outstanding principal amount of Loans owing to such Lender on such date plus (ii) such Lender's Percentage of the unused portion of the Revolving Loan Commitment Amount on such date.

     SECTION 4.1.3. Closing Fees, Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3 of the Credit Agreement or payable hereunder, if then invoiced.

     SECTION 4.1.4. Audit Opinion. The Administrative Agent for the account of the Lenders (with sufficient copies for each Lender) and the Trustee for the Senior Unsecured Notes shall have received an unqualified audit opinion for the Borrower for the Fiscal Year ending December 31, 2000 by Deloitte & Touche, accompanied by the relevant financial statements.

     SECTION 4.1.5. 10-K. The Administrative Agent for the account of the Lenders (with sufficient copies for each Lender) shall have received a copy of the Borrower's annual report filed with the SEC on Form 10-K for the Fiscal Year ending December 31, 2000.

     SECTION 4.1.6. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                    ARTICLE V
                             AFFIRMATION AND CONSENT

     SECTION 5.1. Acknowledgment and Reaffirmation. The Borrower and each Consenting Obligor hereby reaffirms, as of the Fifth Amendment Effective Date,
(a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby, (b) its guarantee of payment of the Obligations pursuant to the Subsidiary Guaranty and
(c) its obligations with respect to collateral security under each other Loan Document to which it is a party.

     SECTION 5.2. Representations and Warranties, etc. The Borrower and each Consenting Obligor hereby represents, warrants and certifies, that, (a) as of the of the Fifth Amendment Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date) and (b) the Borrower has caused to be delivered to the Lenders a true and complete copy of the execution form of the Subscription Agreement and each other Rights Offering Document, none of such documents have been amended, waived or otherwise modified in a material manner (other than the Subscription Agreement Waiver, dated as of May 30, 2001, a true and complete copy of the execution form of which has been delivered to the Lenders), and concurrently with the effectiveness of this Amendment, (i) all of the conditions precedent set forth in the Subscription Agreement have been met, (ii) the Borrower has irrevocably accepted the subscription evidenced thereby for at least $7,500,000 prior to the termination thereof and (iii) has notified the Subscribers (as defined in the Subscription Agreement) that all conditions to the ability of the Borrower to accept such subscription have been fulfilled and that such acceptance has occurred.

     SECTION 5.3. Loan Documents. The Borrower and each Consenting Obligor further confirms that each Loan Document to which it is a party (a) is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Fifth Amendment Effective Date, all references in such Loan Documents to the "Credit Agreement", "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in this Amendment, (b) if such Loan Document relates to collateral security, such document shall also expressly and completely secure all
Obligations related thereto and (c) if such Loan Document relates to a guarantee, such document shall also expressly and completely guarantee all Obligations related thereto.

     SECTION 5.4. Course of Dealing, etc. Each Consenting Obligor hereby acknowledges and agrees that the acceptance by each Lender of this document shall not be construed in any manner to establish any course of dealing on any Lender's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

     SECTION 6.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

     SECTION 6.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 6.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 6.5. Full Force and Effect; Limited Amendment. Except as expressly modified hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consents and modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

     SECTION 6.6. Second Additional Term Loan. It is acknowledged and agreed by the parties hereto that the commitment for the Second Additional Term Loan expired pursuant to the terms thereof without draw on April 18, 2001 and has not been and will not be reinstated.

     SECTION 6.7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the signatories hereto have caused this Amendment and Limited Waiver to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                       EVERCOM, INC.

                       By:_/s/Keith Kelson
                       Title: Chief Financial Officer


                       EVERCOM SYSTEMS, INC.

                       By:_/s/Richard Falcone
                       Title: Chief Executive Officer


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                          as Administrative Agent

                       By: _/s/Laura Hom
                       Title: Executive Director


                       GENERAL ELECTRIC CAPITAL CORPORATION

                       By:_/s/Thomas E. Johnstone
                       Title:


                       IBJ WHITEHALL BANK & TRUST COMPANY

                       By:_/s/James Dunleavy
                       Title: Managing Director

                       BNP PARIBAS

                       By:_/s/Ola Anderssen
                       Title: Director


                       By:_/s/Gregg Berardi
                       Title: Director


                       AMERICAN NATIONAL BANK

                       By:_/s/Diane Zurich
                       Title: Commercial Banking Officer


                       ARES LEVERAGED INVESTMENT FUND L.P.
                          By: Ares Management L.P.

                       By:_/s/Jeff Moore
                       Title: Principal